Third Amendment to Mirage Resorts, Incorporated
                     Directors' Deferred Fee Plan

WHEREAS, Mirage Resorts, Incorporated maintains a Directors' Deferred Fee Plan effective as of February 1, 1997, as amended by a First Amendment thereto effective as of February 28, 1997 and a Second Amendment thereto effective as of February 1, 1998 (as so amended, the "Deferred Fee Plan"); and

WHEREAS, the Board of Directors desires to amend further the terms of the Deferred Fee Plan in certain respects as permitted by Section 8.4 of the Deferred Fee Plan, without affecting in any manner the invest-ment of amounts in Participants' 1997 or 1998 Plan Year Subaccounts; and

WHEREAS, due to the delay resulting from implementation of the changes reflected herein, to date no Participant has elected or has been given the opportunity to elect to participate in the Deferred Fee Plan for the 1999 Plan Year;

NOW, THEREFORE, it is declared as follows:

   1.    Amended Definitions.   The following definitions in Section 1
of the Deferred Fee Plan are amended to read as follows:

         "Election Date" shall mean (i) with respect to the first Plan Year, except as provided in clause (ii) of this definition, February 21, 1997; (ii) with respect to the first Plan Year, March 31, 1997, but only for Directors who did not elect to defer fees on or before February 21, 1997;
         (iii) with respect to the 1998 Plan Year, February 20, 1998; (iv) with respect to the 1999 Plan Year, February 28, 1999; and (v) with respect to each subsequent Plan Year, December 1 of the immediately preceding Plan Year.

         "Plan Year" shall mean a calendar year; provided, however, that (i) the first Plan Year shall be a short year beginning, with respect to each Director, on March 1, 1997 (if such Director elected to defer fees on or before February 21, 1997), or on April 1, 1997 (if such Director did not elect to defer fees on or before February 21, 1997, but did so elect on or before March 31, 1997), and in each case ending on December 31, 1997, (ii) the 1998 Plan Year shall be a short year beginning on March 1, 1998 and ending on December 31, 1998 and (iii) the 1999 Plan Year shall be a short year beginning on March 1, 1999 and ending on December 31, 1999.

                            EXHIBIT 10.79

   2.    Amendment to Section 4.2.    Section 4.2 of the  Deferred Fee
Plan is amended to read in its entirety as follows:

         4.2 Percentage to be Deferred. For the initial Plan Year, a Director may elect to defer any percentage of Compensation not exceeding 25 percent. For the 1998 Plan Year and the 1999 Plan Year, a Director may elect to defer any percentage of Compensation not exceeding 20 percent. For each subsequent Plan Year, a Director may elect to defer any percentage of Compensation not exceeding 15 percent.

   3.    Other Capitalized Terms.     Except  as  otherwise  expressly
provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Deferred Fee Plan.

   4. Confirmation. In all other respects, the terms of the Deferred Fee Plan are hereby confirmed and shall remain in full force and effect.

   IN WITNESS WHEREOF, Mirage Resorts, Incorporated has caused this document to be executed by its duly authorized officer effective as of February 15, 1999.

                                          MIRAGE RESORTS, INCORPORATED


                                          JAMES E. PETTIS
                                          ----------------------------
                                          By:     James E. Pettis
                                          Title:  Vice President -
                                                  Risk Management

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